Exhibit 99.1

Agios Announces Pricing of $150 Million Public Offering of Common Stock

CAMBRIDGE, Mass., September 14, 2016 (GLOBE NEWSWIRE) — Agios Pharmaceuticals, Inc. (Nasdaq: AGIO) today announced that it has priced an underwritten public offering of 3,370,786 shares of common stock at a price to the public of $44.50 per share, before underwriting discounts, which would result in aggregate gross proceeds of approximately $150 million. All of the shares in the offering are to be sold by Agios. Agios has also granted the underwriters a 30-day option to purchase up to an additional 505,617 shares of common stock on the same terms and conditions. Closing of the offering is expected to occur on or about September 20, 2016, subject to customary closing conditions.

J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. Cowen and Company, LLC is serving as lead manager.

The shares are being offered by Agios pursuant to an automatically effective shelf registration statement that has been filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to, and describing the terms of, the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov.

Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 866-803-9204; or Goldman, Sachs, & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agios Pharmaceuticals, Inc.

Agios is focused on discovering and developing novel investigational medicines to treat cancer and rare genetic metabolic disorders through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across both therapeutic areas, Agios has multiple first-in-class investigational medicines in clinical and/or preclinical development. All Agios programs focus on genetically identified patient populations, leveraging our knowledge of metabolism, biology and genomics.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to Agios’ plans to consummate its proposed public offering and the intended use of proceeds therefrom. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would,” “could,” “potential,” “possible,” “hope” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Agios will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Agios and its business can be found under the caption “Risk Factors” included in Agios’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, Agios’ preliminary prospectus supplement filed with the SEC on September 13, 2016, and other filings that Agios may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:

Kendra Adams, Senior Director, Investor & Public Relations

Kendra.Adams@agios.com

617-844-6407

Renee Leck, Senior Manager, Investor & Public Relations

Renee.Leck@agios.com

617-649-8299